SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 17, 2004


                                   EPLUS INC.
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             (Exact name of registrant as specified in its charter)

               Delaware                   000-28926           54-1817218
               --------------          --------------       --------------
     (State or other jurisdiction  (Commission File Number) (IRS Employer
              of incorporation)                             Identification No.)

                  400 Herndon Parkway, Herndon, Virginia 20170
              -----------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (703) 834-5710
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5.       Other Events

On August 17, 2004, ePlus Technology, inc.(ePlus), a wholly-owned subsidiary of ePlus inc., modified the current floor planning agreements with GE Commercial Distribution Finance Corporation ("GECDF") that were originally entered into on September 8, 2000. In this modification, GECDF agreed to modify the current Business Finance Agreement and Agreement for Wholesale Financing by modifying and adding certain contractual provisions as follows:

1. Provide to ePlus an Accounts Receivable Facility of (i) Fifteen Million Dollars ($15,000,000) at all times and (ii) Twenty Million Dollars ($20,000,000) from the seasonal uplift term defined as from August 1st to December 31st of each calendar year , however, at no time other than during the seasonal uplift period will the principal amount outstanding under the Accounts Receivable Facility and the inventory floorplan credit facility exceed, in the aggregate, Fifty Million Dollars ($50,000,000) and at no time during the seasonal uplift period will the principal amount outstanding under the Accounts Receivable Facility and the inventory floorplan credit facility exceed, in the aggregate, Seventy Five Million Dollars $75,000,000). The previous agreement had a total limit of $50,000,000.
2. Flexibility was added to allow the inventory floorplan credit facility to be used to a level up to the total facility limit provided that the combined usage balances of the Accounts Receivable Plan and inventory floorplan credit facility cannot exceed, at certain defined times, Fifty Million Dollars ($50,000,000) or Seventy Five Million Dollars $75,000,000 during the seasonal period of August 1 to December 31.
3. The agreement modified and limited to $500,000 the eligibility of certain accounts receivable that were related to deferred income transactions.

Purpose of the Credit Facility

ePlus Technology, inc. uses this credit source to finance its working capital requirements for inventories and accounts receivable. Our traditional business as sellers of computer technology assets and related network equipment and software products is financed through these arrangements known as floorplan financing, where the interest expense generally for the first thirty to forty days is not charged but is paid for by the distributor/manufacturer. These floorplan liabilities are recorded as accounts payable-trade as they are normally repaid within the thirty to forty day time frame and represent an assigned accounts payable originally generated with the supplier/manufacturer. If the thirty to forty day obligation is not paid timely, interest is then assessed at the stated contractual rates.

Principal Terms of the Credit Facility

The contracts provide for various repayment days dependent on the distributor/manufacturer, but the majority is 40 days on average. The facility can be terminated with 90 days notice by either party. The facility is for inventory financing and accounts receivable financing, and has an aggregate limit of $50,000,000 or $75,000,000 from the seasonal period August 1st to December 31st. Interest is assessed at the prime rate, which will at no time be lower than 5.25%, minus one-half of one percent on the outstanding principal debt under the accounts receivable facility.

ePlus inc., the parent of ePlus Technology, inc., has guaranteed this facility up to $10,500,000.

ePlus Group, inc., with the consent of its credit facility supplier, agreed to guaranty any items it received from but not paid to ePlus Technology, inc.

EXHIBIT INDEX       The following exhibits are filed as part of this report:

5.1                 Text  of  Business Financing Agreement dated  September 8, 2000 between Deutsche
                    Financial  Services  Corporation  (now   known  as  GE  Commercial  Distribution
                    Finance Corporation) and ePlus Technology, inc.

5.1A                Text of Amendment to Business Financing  Agreement and  Agreement for  Wholesale
                    Financing  dated  March 31,  2004  between  GE Commercial  Distribution  Finance
                    Corporation and ePlus Technology, inc.

5.1B                Text of Amendment to Business Financing Agreement  and  Agreement for  Wholesale
                    Financing  dated  June  24, 2004  between  GE  Commercial  Distribution  Finance
                    Corporation and ePlus Technology, inc.

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

5.1C                Text of Amendment to Business Financing  Agreement and  Agreement for  Wholesale
                    Financing  dated  August 17, 2004  between GE  Commercial  Distribution  Finance
                    Corporation and ePlus Technology, inc.

5.2                 Text  of  Agreement  for  Wholesale  Financing  dated September 8, 2000  between
                    Deutsche Financial Services (now  known  as  GE  Commercial Distribution Finance
                    Corporation) and ePlus Technology, inc.

5.3                 Text of  Paydown  Addendum to  Business  Financing  Agreement  between  Deutsche
                    Financial Services (now known as GE Commercial Distribution Finance Corporation)
                    Corporation) and ePlus Technology, inc.

5.4                 Text of  Limited Guaranty dated June 24, 2004 between GE Commercial Distribution
                    Finance Corporation and ePlus inc.

5.5                 Text  of  Collateral  Guaranty  dated  March  31,  2004  between  GE  Commercial
                    Distribution Finance Corporation and ePlus Group, inc.

5.6                 Text of Agreement Regarding  Collateral Rights and Waiver  between GE Commercial
                    Distribution  Finance  Corporation  and  National City  Bank, as  Administrative
                    Agent, dated March 24, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ePlus inc.


                                              By: /s/ Steven J. Mencarini
                                                  ------------------------------
                                                  Steven J. Mencarini
Date: August 18, 2004                             Chief Financial Officer

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